1998 U S WEST STOCK PLAN


                                  I. Purpose.

         This 1998 U S WEST Stock Plan, as amended (the "Plan"), is intended to promote the long term success of U S WEST, Inc. by affording certain eligible employees, executive officers, non-employee directors of the Company (as defined below) and its Subsidiaries (as defined below) and certain outside consultants or advisors to the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company, in order to incentivize such persons and to align the financial interests of such persons with the stockholders of the Company. This Plan became effective upon consummation of the Separation (defined below).


                                II. Definitions.

         The following defined terms are used in the Plan:

         A. "Agreement" shall mean the agreement or grant letter accepted by the Participant as described in Section VIII of the Plan between the Company and a Participant which is a condition subsequent to the grant of an Award to a Participant pursuant to this Plan.

         B. "Award" shall mean individually, collectively or in tandem, an incentive award granted under the Plan, whether in the form of Options, SARs, Stock Awards or Phantom Units.

         C. "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

         D. Except as excluded below, "Change of Control" shall mean any of the following:

               1. any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) who is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing twenty percent (20%) or more of the total voting power of all of the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the Board of Directors; or
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               2.    any period of two (2) consecutive calendar years during
         which there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

               3. the Company becomes a party to a merger or consolidation in which either (i) the Company will not be the surviving corporation or
         (ii) the Company will be the surviving corporation and any outstanding shares of Common Stock of the Company will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

               4. any other event that a majority of the Board of Directors shall determine constitutes a Change of Control;

provided, however, that, except as the Board of Directors otherwise determines, a Change of Control for purposes of the Plan does not include the Merger contemplated in the Agreement and Plan of Merger (the "Qwest Merger"), dated as of July 18, 1999, or as later amended, between the Company and Qwest Communications International Inc. ("Qwest").

         E.    "Code" shall mean the Internal Revenue Code of 1986, as amended.

         F.    Reserved.

         G. "Common Stock" shall mean the common stock, $.01 par value, of the Company.

         H. "Company" shall mean U S WEST, Inc, a Delaware corporation (previously known as "USW-C, Inc."), and any successor thereof.

         I. "Director Compensation" shall mean all cash or stock remuneration payable to an Outside Director for service to the Company as a director, other than reimbursement for expenses, the Stock Award granted pursuant to Section XIV, the Stock Award granted pursuant to Section XV.D, or Common Stock received upon exercise of an Option, and shall include retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof.

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         J.    "Disabled" or "Disability" shall mean long-term disability as determined under the provisions of any U S WEST disability plan maintained for the benefit of eligible employees of the Company or any Related Entity, provided, however, that in the case of an Incentive Option, "disability" shall have the meaning specified in Section 22(e)(3) of the Code.

         K.    Reserved.

         L. "Dividend Equivalent Rights" shall mean the right to receive the amount of any dividends that are paid on an equivalent number of shares of Common Stock underlying an Option or Phantom Unit, which shall be payable either in cash or in the form of additional Phantom Units or Stock.

         M. "Effective Date" shall mean the later of the date of the Separation or the date on which the Plan was approved by the stockholders of the Company.

         N. "Eligible Employee" shall mean any employee of the Company or any Related Entity who is so employed on the date of the grant of an Award.

         O. "Eligible Non-Employee" shall mean any consultant or advisor who has provided bona fide services to the Company or any Related Entity and is selected by the HRC or EBC to receive an Award; provided that services rendered by such consultant or advisor were not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

         P. "Employee Benefits Committee" or "EBC" shall mean a committee of the Company consisting of employee(s) of the Company or any Related Entity appointed by the Board at the recommendation of the Human Resources Committee and which shall administer the Plan with respect to Eligible Employees and Eligible Non-Employees other than Officers, Executive Officers and Outside Directors as provided in Section III hereof.

         Q. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         R. "Executive Officers" shall mean any Officer of the Company or any Related Entity who, at the time of an Award, is subject to the reporting requirements of Section 16(a) of the Exchange Act.

         S. "Fair Market Value" shall mean the closing price of a share of Common Stock as reported on the New York Stock Exchange for the applicable date, or if there were no sales on such date, on the last day prior to the applicable date on which there were sales.

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         T.    "Human Resources Committee" or "HRC" shall mean the human
resources committee of the Board or any other committee of the Board appointed by the Board to administer the Plan in lieu of the HRC, which committee shall consist of no fewer than three (3) persons, each of whom shall be a Non-Employee Director.

         U. "Incentive Option" shall mean an incentive stock option under the provisions of Section 422 of the Code.

         V.(1) "Indexed" shall mean the periodic adjustment of an Option Price based upon adjustment criteria determined by the HRC or EBC, but in no event shall the Option Price be adjusted to an amount less than the original Option Price.

         V.(2) "Initial Grant Date" shall mean, with respect to an Outside Director, the later of (i) June 22, 1998, or (ii) the date on which a new Outside Director is elected to the Board.

         V.(3) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3) or any successor rule issued under the Exchange Act.

         W. "Nonqualified Option" shall mean an Option which does not qualify under Section 422 of the Code.

         X. "Officer" shall mean any executive of the Company or any Related Entity who participates in the Company's executive compensation programs.

         Y. "Option" shall mean an option granted by the Company to purchase Common Stock pursuant to the provisions of this Plan, including Incentive Options, Nonqualified Options and Reload Options.

         Z. "Optionee" shall mean a Participant to whom one or more Options have been granted.

         AA.   "Option Price" shall mean the price per share payable to the
Company for shares of Common Stock upon the exercise of an Option.

         AB.   "Outside Director" shall mean an individual not employed by the
Company or any Related Entity and who serves on the Board.

         AC.   "Parent Corporation" shall mean any corporation within the meaning of Section 424(e) of the Code.

         AD.   "Participant" shall mean an Eligible Employee, Eligible
Non-Employee, Executive Officer or Outside Director to whom an Award is granted.

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         AE.   "Phantom Units" shall mean units held in a notional account in which each unit represents a value equivalent to one share of Common Stock on the Award date.

         AF.   "Plan" shall mean the 1998 U S WEST Stock Plan, as amended.

         AG.   "Related Entity" shall mean any Parent Corporation or Subsidiary of the Company.

         AH.   "Reload Option" shall mean the right to receive a further Option for a number of shares equal to the number of shares of Common Stock surrendered by the Optionee upon exercise of the original Option as provided in Section IX.E of the Plan.

         AI.   "Restricted Period" shall mean the period of time from the date of grant of Restricted Stock until the lapse of restrictions attached thereto under the terms of the Agreement granting such Restricted Stock, pursuant to the provisions of the Plan or by action of the EBC or HRC, as appropriate.

         AJ.   "Restricted Stock" shall mean an Award made by the HRC or EBC entitling the Participant to acquire, at no cost or for a purchase price determined by the HRC or EBC at the time of grant, shares of Common Stock which are subject to restrictions in accordance with the provisions of Section XII hereof.

         AK.   "Retirement" shall mean with respect to any Eligible Employee, that such person has terminated employment with the Company or any Related Entity other than "for cause" (as defined in subsection IX.H.(v)) and (i) such person is eligible to receive an immediate service pension benefit under the U S WEST Pension Plan, or (ii) such person would be eligible to receive an immediate service pension under the U S WEST Pension Plan, as amended and restated effective January 1, 1993, had that plan not been amended and restated effective January 1, 1997, or (iii) such person specifically is treated as "retired" for purposes of the Plan under any individually negotiated, written agreement or arrangement between the Company or any Related Entity and the Eligible Employee. "Retirement" shall not apply to any Eligible Non-Employee.

         AL.   "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         AM.   "Separation" shall mean the separation of U S WEST Communications
Group and U S WEST Media Group into two separate companies pursuant to the terms of the Separation Agreement between the Company and MediaOne Group, Inc. (previously known as "U S WEST, Inc.").

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         AN.   "Stock Appreciation Right" or "SAR" shall mean a grant entitling the Participant to receive an amount in cash or shares of Common Stock or a combination thereof having a value equal to (or if the HRC or the EBC, as the case may be, shall so determine at the time of a grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant (or over the Option Price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the HRC or the EBC, as the case may be, to determine the form or forms of payment at the time of grant of the SAR.

         AO.   "Stock Awards" shall mean any Award which is in the form of
Restricted Stock and any outright grants of Common Stock approved by the HRC or the EBC, as the case may be, pursuant to the Plan.

         AP.   "Subsidiary" shall mean with respect to any Award other than an
Incentive Option, any corporation, joint venture, limited liability company ("LLC") or partnership in which the Company owns, directly or indirectly, (i) with respect to a corporation, stock possessing twenty percent (20%) or more of the total combined voting power of all classes of stock in the corporation, (ii) in the case of a joint venture or partnership, the Company possesses a twenty percent (20%) interest in the capital or profits of such joint venture or partnership, or (iii) in the case of an LLC, a twenty percent (20%) or greater interest in units in the LLC. In the case of any Incentive Option, Subsidiary shall mean any corporation within the meaning of Section 424(f) of the Code.

         AQ.   "Vested" shall mean the status of that portion of an Option or other Award that may be immediately exercised under the terms of the Agreement granting such Option or other Award, pursuant to the provisions of the Plan, or by action of the HRC for Officers, Executive Officers and Outside Directors or EBC for all other Eligible Employees and Eligible Non-Employees.


                              III. Administration.

         A. The HRC, with respect to Officers, Executive Officers and Outside Directors and the EBC through the power delegated it by the Board, with respect to other Eligible Employees and Eligible Non-Employees, shall have sole and exclusive discretion to interpret and administer the Plan. The HRC may adopt such rules, regulations, procedures and guidelines as it determines necessary for the administration of the Plan. Subject to any such rules, regulations, procedures and guidelines adopted by the HRC, the EBC shall have the power to adopt rules, regulations, procedures and guidelines to administer the Plan with respect to Eligible Employees (other than Officers and Executive Officers) and with respect to Eligible Non-Employees.

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         B.    The HRC and the EBC may delegate to one or more of their members, or to one or more agents, such administrative duties as they may deem advisable, and the HRC and the EBC, or any person to whom they have delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the HRC and the EBC or such person may have under the Plan. The HRC and the EBC, as the case may be, may employ such legal or other counsel, consultants and agents as they may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the HRC or the EBC in the engagement of such counsel, consultant or agent shall be paid by the Company or such Related Entity whose employees have benefited from the Plan, as determined by the HRC or the EBC, as the case may be. The Company shall indemnify members of the HRC and the EBC and any of their respective agents who are employees of the Company or a Related Entity against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's gross negligence or willful misconduct.

         C. In furtherance of and not in limitation of the discretionary authority granted to the HRC and the EBC, subject to the provisions of the Plan, the HRC and the EBC shall have the authority to:

               1. determine the Participants to whom Awards shall be granted and the number of and terms and conditions upon which Awards shall be granted (which need not be the same for all Awards or types of Awards);

               2. establish annual or long-term financial goals of the Company, any Related Entity, or division, department, or group of the Company or any Related Entity, or individual goals which the HRC and the EBC, as the case may be, shall consider in granting Awards, if any;

               3. determine the satisfaction of performance goals based upon periods of time or any combinations thereof;

               4. determine the time when Awards shall be granted, the Option Price of each Option, the period(s) during which Options shall be exercisable (whether in whole or in part), the restrictions to be applicable to Awards, and the other terms and provisions of Awards;

               5.    modify grants of Awards pursuant to Paragraph D. of this
         Section III;

               6. provide the establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option, the lapse of restrictions on Restricted Stock and the vesting of Phantom Units (other than an Incentive Option)

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         to meet the obligation of withholding for income, social security and other taxes incurred by a Participant upon such exercise or required to be withheld by the Company in connection with such exercise;

               7. adopt, modify and rescind their respective rules, regulations, procedures and guidelines relating to the Plan;

               8. adopt modifications to the Plan and procedures, as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company or a Related Entity operates in order to assure the legality of Awards granted under the Plan to Participants who reside in such countries;

               9. obtain the approval of the stockholders of the Company with respect to Awards consisting of Phantom Units or Restricted Stock; provided, however, no action shall be proposed to stockholders without the approval of the Board of Directors; and

               10. make all determinations, perform all other acts, exercise all other powers and establish any other rules, regulations, procedures, and guidelines determined by the HRC and the EBC, respectively, to be necessary, appropriate or advisable in administering the Plan and to maintain compliance with any applicable law.

         D. The HRC or the EBC, as the case may be, may at any time accelerate the exercisability or define any other aspect of the grant of or conditions of grants of any Awards and waive or amend any and all restrictions and conditions of any Awards.

         E. Subject to and not inconsistent with the express provisions of the Plan, the Code and Rule 16b-3 of the Exchange Act, the HRC shall have the authority to require, as a condition to the granting of any Option, SAR or other Award (to the extent applicable) to any Executive Officer of the Company or any Related Entity that the Executive Officer receiving such Option, SAR or other Award agree not to sell or otherwise dispose of such Option, SAR or other Award or Common Stock acquired pursuant to such Option, SAR or other Award (to the extent applicable) or any other "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) for a period of six (6) months following the later of (i) the date of the grant of such Option, SAR or other Award (to the extent applicable) or (ii) the date when the other Option Price of such Option, SAR or other Award is fixed, if such Option Price is not fixed at the date of grant of such Option, SAR or other Award.

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                              IV. Decisions Final.

         Any decision, interpretation or other action made or taken in good faith by the HRC, with respect to Officers, Executive Officers and Outside Directors, and the EBC, with respect to all other Eligible Employees and Eligible Non-Employees, arising out of or in connection with the Plan shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns.


                                V. Arbitration.

         Any Agreement may contain, among other things, provisions that require arbitration of any and all disputes between a Participant and the Company or any Related Entity, in a form or forms acceptable to the HRC, with respect to Officers, Executive Officers and Outside Directors, and the EBC, with respect to all other Eligible Employees and Eligible Non-Employees.


                           VI. Duration of the Plan.

         The Plan shall remain in effect for a period of five (5) years from the Effective Date, unless terminated by the Board pursuant to Section XXI, but shall continue to govern any Awards outstanding as of the end of that period.


                      VII. Shares Available; Limitations.

         A. Up to 4,800,000 shares of Common Stock may be granted in calendar year 1998 and the maximum aggregate number of shares of Common Stock that may be granted in any other calendar year for all purposes under the Plan shall be one percent (1.0%) of the shares outstanding (excluding shares held in the Company's treasury) on the first day of such calendar year, provided, however, that in the event that fewer than the full aggregate number of shares available for issuance in any calendar year are issued in such year, the shares not issued shall be added to the shares available for issuance in any subsequent year or years. If, for any reason, any shares of Common Stock as to which Options, SARs, Restricted Stock, or Phantom Units have been granted cease to be subject to exercise or purchase hereunder (other than the exercise of SARs for cash), the underlying shares of Common Stock shall thereafter be available for grants to Participants under the Plan during any calendar year. Awards granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock or (ii) issued shares of Common Stock reacquired by the Company, in each situation, as the Board of Directors or the HRC may determine from time to time.

         B. The maximum number of shares of Common Stock that shall be subject to the grant of an Award in any calendar year for Awards other than Options or SARs shall not exceed one-third (1/3) of the total number of shares of Common Stock subject to Awards granted under the Plan for such calendar year.

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         C.    The maximum number of shares of Common Stock with respect to which Awards may be granted to any individual Participant in any calendar year may not exceed 2,500,000.

         D. The cumulative number of shares of Common Stock that may be issued under this Plan in connection with the exercise of Incentive Options shall not exceed ten million (10,000,000).


                             VIII. Grant of Awards.

         A. The HRC shall determine the type or types of Award(s) to be made to Officers, Executive Officers and Non-Employee Directors, and the EBC shall determine the type or types of Award(s) to be made to all other Eligible Employees and Eligible Non-Employees. Awards may be granted singly, in combination or in tandem subject to restrictions set forth in Section IX.C for Incentive Options. The types of Awards that may be granted under the Plan are Options, with or without Reload Options, SARs, Stock Awards and Phantom Units, and with respect to Phantom Units and Restricted Stock, with or without Dividend Equivalent Rights.

         B. Each grant of an Award under this Plan shall be conditioned upon the acceptance of an Agreement dated as of the date of the grant of the Award, other than Stock Awards consisting of an outright grant of shares of Common Stock. This Agreement shall set forth the terms and conditions of the Award, as may be determined by the HRC, with respect to Officers, Executive Officers and Non-Employee Directors, and the EBC, with respect to all other Eligible Employees and Eligible Non-Employees. If the Agreement relates to the grant of an Option, it shall indicate whether the Option that it evidences, is intended to be an Incentive Option or a Nonqualified Option. Each grant of an Award is conditioned upon the subsequent acceptance by the Participant of the terms of the Agreement. Unless otherwise extended by the HRC, with respect to Officers, Executive Officers and Non-Employee Directors, or the EBC, with respect to all other Eligible Employees and Eligible Non-Employees, a Participant shall have ninety (90) days from the date of the Agreement to accept its terms.


                                  IX. Options.

         The HRC may grant Incentive Options or Nonqualified Options to Officers and Executive Officers, and the EBC may grant Incentive Options or Nonqualified Options to all other Eligible Employees and Nonqualified Options to Eligible Non-Employees. Any Options granted to a Participant under the predecessor plan which remain outstanding as of the Effective Date shall be governed by the terms and conditions of the Plan, except to the extent that the provisions of the Plan are inconsistent with the terms of, and have a materially adverse effect on the economic value of the Options granted under the predecessor plans, in which event the applicable provisions of the predecessor plans shall govern, unless

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otherwise agreed to by the Optionee; provided, however, that in no event shall there be a modification of the terms of any Incentive Option granted under the predecessor plan. The terms and conditions of the Options granted under this
Section IX shall be determined from time to time by the HRC, with respect to Officers, Executive Officers and Non-Employee Directors, and the EBC, with respect to all other Eligible Employees and Eligible Non-Employees, as set forth in the Agreement granting the Option, and subject to the following conditions:

         A. Nonqualified Options. The Option Price for each share of Common Stock issuable pursuant to a Nonqualified Option may be an amount at or above the Fair Market Value on the date such Option is granted, may be Indexed from the original Option Price and may be granted with or without Dividend Equivalent Rights; provided, however, that with respect to Nonqualified Options granted to any Executive Officer, no Dividend Equivalent Rights may be granted.

         B. Incentive Options. The Option Price for each share of Common Stock issuable pursuant to an Incentive Option shall not be less than one hundred percent (100%) of the Fair Market Value on the date such Option is granted and may be Indexed from the original Option Price.

         C. Incentive Options; Special Rules. Options granted in the form of Incentive Options shall be subject to the following provisions:

               1. Grant. No Incentive Option shall be granted pursuant to this Plan more than ten (10) years after the Effective Date.

               2. Annual Limit. The aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Common Stock with respect to which one or more Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan or under any other stock plan of the Company or any Related Entity shall not exceed $100,000 or such other maximum amount permitted under
         Section 422 of the Code. Any portion of an Option purporting to constitute an Incentive Option in excess of such limitation shall constitute a Nonqualified Option.

               3. 10% Stockholder. If any Optionee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, an individual described in Section 422(b)(6) of the Code, then the following special provisions shall be applicable to the Option granted to such individual:

                     (a) the Option Price of shares subject to such Incentive Option shall not be less than 110% of the Fair Market Value of Common Stock on the date of grant; and

                     (b) the Option shall not have a term in excess of (5) years from the date of grant.

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

         D. Other Options. The HRC may grant, with respect to Officers and Executive Officers, and Directors, and the EBC may grant, with respect to all other Eligible Employees and Eligible Non-Employees, and establish rules with respect to Options to comply with any amendment to the Code made after the Effective Date providing for special tax benefits for stock options.

         E. Reload Options. Without in any way limiting the authority of the HRC or the EBC to make Awards hereunder, both the HRC and the EBC shall have the authority to grant Reload Options. Any such Reload Option shall be subject to such other terms and conditions as the HRC or the EBC, as the case may be, may determine. Notwithstanding the above, (i) the HRC and the EBC shall have the right to withdraw a Reload Option to the extent that the grant thereof will result in any adverse accounting consequences to the Company and (ii) no additional Reload Options shall be granted upon the exercise of a Reload Option.

         F. Term of Option. No Option shall be exercisable after the expiration of ten (10) years from the date of grant of the Option.

         G. Exercise of Stock Option. Each Option shall be exercisable in one or more installments as the HRC or the EBC, as the case may be, may determine at the time of the Award and as provided in the Agreement. The right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. The Option Price shall be payable (i) in cash or by an equivalent means acceptable to the HRC or the EBC, as the case may be (ii) by delivery (constructive or otherwise) to the Company of shares of Common Stock owned by the Optionee or (iii) by any combination of the above as provided in the Agreement. Shares delivered to the Company in payment of the Option Price shall be valued at the Fair Market Value on the date of the exercise of the Option.

         H. Vesting. The HBC and the EBC, as the case may be, shall establish the vesting schedules for Awards. The Agreement shall specify the date or dates on which the Optionee may begin to exercise all or a portion of his Option. Subsequent to such date or dates, the applicable portion of the Option shall be deemed Vested and fully exercisable.

               (i) Death. In the event of the death of any Optionee, all Options held by such Optionee on the date of his death shall become Vested Options and the estate of such Optionee, shall have the right, at any time and from time to time within one year after the date of death, or such other period, if any, as the HRC or the EBC, as the case may be, may determine, to exercise the Options of the Optionee (but not after the earlier of the expiration date of the Option or, in the case of an Incentive Option, one (1) year from the date of death).

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

               (ii) Disability. If the employment of any Optionee is terminated because of Disability, all Options held by such Optionee on the date of his or her termination shall be retained by such Optionee, and such Options that are not yet Vested Options shall become Vested Options over time in accordance with the vesting schedule established at the time such Options were issued. The Optionee shall have the right to exercise Vested Options at any time and from time to time, but not after the expiration date of the Option.

               (iii) Retirement. Upon an Optionee's Retirement, all Options held by such Optionee on the date of his or her Retirement shall be retained by such Optionee, and such Options that are not yet Vested Options shall become Vested Options over time in accordance with the vesting schedule established at the time such Options were issued, unless the HRC or the EBC, as the case may be, determines otherwise. Unless the HRC or the EBC, as the case may be, , determines otherwise, the Optionee shall have the right to exercise Vested Options at any time and from time to time, but not after the expiration date of the Option. In the case of Incentive Options where tax-advantaged treatment is desired, the Optionee shall have the right to exercise Vested Options three months from the date of Retirement.

               (iv) Other Termination. If the employment with the Company or a Related Entity of an Optionee is terminated for any reason other than for death or Disability and other than "for cause" as defined in subparagraph (v) below, such Optionee shall have the right, in the case of a Vested Option, for a period of three (3) months after the date of such termination or such longer period as determined by the HRC or the EBC, as the case may be, to exercise any such Vested Option, but in any event not after the expiration date of any such Option.

               (v) Termination For Cause. Notwithstanding any other provision of the Plan to the contrary, if the Optionee's employment is terminated by the Company or any Related Entity "for cause" (as defined below), such Optionee shall immediately forfeit all rights under his Options except as to the shares of Common Stock already purchased prior to such termination. Termination "for cause" shall mean (unless another definition is agreed to in writing by the Company and the Optionee) termination by the Company because of: (a) the Optionee's willful and continued failure to substantially perform his duties (other than any such failure resulting from the Optionee's incapacity due to physical or mental impairment) after a written demand for substantial performance is delivered to the Optionee by the Company, which demand specifically identifies the manner in which the Company believes the Optionee has not substantially performed his duties, (b) the willful conduct of the Optionee which is demonstrably and materially injurious to the Company or Related Entity, monetarily or otherwise, or (c) the conviction of the Optionee for a felony by a court of competent jurisdiction.

                         X. Foreign Options and Rights.

         The HRC or the EBC, as the case may be, may make Awards of Options to Eligible Employees, Officers, Executive Officers and Eligible Non-Employees who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the HRC or the EBC, as the case may be, as necessary to comply with applicable foreign laws. The HRC or the EBC, as the case may be, may take any action which it deems advisable to obtain approval of such Option by the appropriate foreign governmental entity; provided, however, that no such Award may be granted pursuant to this Section X and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.


                         XI. Stock Appreciation Rights.

         The HRC or the EBC, as the case may be, shall have the authority to grant SARs to Eligible Employees, Officers, Executive Officers and Eligible Non-Employees either alone or in connection with an Option. SARs granted in connection with an Option shall be granted either at the time of grant of the Option or by amendment to the Option. SARs granted in connection with an Option shall be subject to the same terms and conditions as the related Option and shall be exercisable only at such times and to such extent as the related Option is exercisable. A SAR granted in connection with an Option may be exercised only when the Fair Market Value of the Common Stock of the Company exceeds the Option Price of the related Option. A SAR granted in connection with an Option shall entitle the Participant to surrender to the Company unexercised the related Option, or any portion thereof and to receive from the Company cash and/or shares of Common Stock equal to that number of shares of Common Stock having an aggregate value equal to the excess of (i) the Fair Market Value of one share of Common Stock on the day of the surrender of such Option over (ii) the Option Price per share of Common Stock multiplied by (iii) the number of shares of Common Stock that may be exercised under the Option, or surrendered; provided, however, that no fractional shares shall be issued. A SAR granted singly shall entitle the Participant to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Fair Market Value of a share of Common Stock on the date of the grant of the SAR multiplied by (iii) the number of SARs exercised. Payment of any fractional shares of Common Stock shall be made in cash. A SAR shall become a Vested Award upon (i) a Participant becoming Disabled, or (ii) the death of a Participant.


                             XII. Restricted Stock.

         The HRC or the EBC, as the case may be, may grant Restricted Stock to Eligible Employees, Eligible Non-Employees, Officers or Executive Officers subject to the provisions below.

         A. Restrictions. A stock certificate representing the number of shares of Restricted Stock granted shall be held in custody by the Company for the Participant's account. The Participant shall have all rights and privileges of a stockholder as to such Restricted Stock, including the right to receive dividends and the right to vote such shares, except that, subject to the provisions of Paragraph B. below, the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration of the Restricted Period; (ii) none of the shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period; (iii) the Participant shall, if requested by the Company, execute and deliver to the Company, a stock power endorsed in blank. The Restricted Period shall lapse upon a Participant becoming Disabled or the death of a Participant. If a Participant ceases to be an employee of the Company or a Related Entity prior to the expiration of the Restricted Period applicable to such shares, except as a result of the death or Disability of the Participant, shares of Restricted Stock still subject to restrictions shall be forfeited unless otherwise determined by the HRC or the EBC, as the case may be, and all rights of the Participant to such shares shall terminate without further obligation on the part of the Company. Upon the forfeiture (in whole or in part) of shares of Restricted Stock, such forfeited shares shall become shares of Common Stock held in the Company's treasury without further action by the Participant.

         B. Terms and Conditions. The HRC or the EBC, as the case shall be, shall establish the terms and conditions for Restricted Stock pursuant to
Section III of the Plan, including whether any shares of Restricted Stock shall have voting rights or a right to any dividends that are declared. Terms and conditions established by the HRC or the EBC, as the case may be, need not be the same for all grants of Restricted Stock. The HRC or the EBC, as the case may be, may provide for the restrictions to lapse with respect to a portion or portions of the Restricted Stock at different times or upon the occurrence of different events, and the HRC or the EBC, as the case may be, may waive, in whole or in part, any or all restrictions applicable to a grant of Restricted Stock. Restricted Stock Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law or such other consideration as may be determined by the HRC or the EBC.

         C. Delivery of Restricted Shares. At the end of the Restricted Period as herein provided, a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered (less any shares delivered pursuant to Section XIX.C in satisfaction of any withholding tax obligation), free of all such restrictions, except applicable securities law restrictions, to the Participant or the Participant's estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but shall pay, in lieu thereof, the Fair Market Value (measured as of the date the restrictions lapse) of such fractional share to the Participant or the Participant's estate, as the case may be. Notwithstanding the foregoing, the HRC or the EBC, as the case may be, may authorize the delivery of the Restricted Stock to a Participant during the Restricted Period, in which event any stock certificates in respect of shares of Restricted Stock thus delivered to a Participant during the Restricted Period applicable to such shares shall bear an appropriate legend referring to the terms and conditions, including the restrictions, applicable thereto.


                              XIII. Phantom Units.

         A. General. The HRC or the EBC, as the case may be, may grant the right to earn Phantom Units to Eligible Employees, Officers, Executive Officers and Eligible Non-Employees. The HRC or the EBC, as the case may be, shall determine the criteria for the earning of Phantom Units, pursuant to Section III of the Plan. Upon satisfaction of such criteria, a Phantom Unit shall be deemed a Vested Award. A Phantom Unit granted by the HRC or the EBC, as the case may be, shall provide for payment in shares of Common Stock. A Phantom Unit shall become a Vested Award upon (i) a Participant becoming Disabled, or (ii) the death of a Participant. Shares of Common Stock issued pursuant to this Section XIII may be issued for no cash consideration or for such minimum consideration as may be required by applicable law or such other consideration as may be determined by the HRC or the EBC, as the case may be. The HRC or the EBC, as the case may be, shall determine whether a Participant granted a Phantom Unit shall be entitled to a Dividend Equivalent Right.

         B. Unfunded Claim. The establishment of Phantom Units under the Plan are unfunded obligations of the Company. The interest of a Participant in any such units shall be considered a general unsecured claim against the Company to the extent that the conditions for the earning of the Phantom Units have been satisfied. Nothing contained herein shall be construed as creating a trust or fiduciary relationship between the Participant, the Company or the HRC or the EBC, as the case may be.

         C. Issuance of Common Stock. Upon a Phantom Unit becoming a Vested Award, unless a Participant has elected to defer under Paragraph D. below, shares of Common Stock representing the Phantom Units shall be distributed to the Participant, unless the HRC or the EBC, as the case may be, with the consent of the Participant, provides for the payment of the Phantom Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

         D. Deferral of Phantom Units. Prior to the year with respect to which a Phantom Unit may become a Vested Award, the Participant may elect not to receive Common Stock upon the vesting of such Phantom Unit and for the Company to continue to maintain the Phantom Unit on its books of account. In such event, the value of a Phantom Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

         E. Financial Hardship. Notwithstanding any other provision hereof, at the written request of a Participant who has elected to defer pursuant to Paragraph D. above, the HRC or the EBC, as the case may be, in its sole direction, upon a finding that continued deferral will result in financial hardship to the Participant, may authorize the payment of all or a part of a Participant's Vested Phantom Units in a single installment or the acceleration of payment of any multiple installments thereof; provided, however, that distributions will not be made under this paragraph if such distribution would result in liability of an Executive Officer under Section 16 of the Exchange Act.

         F. Distribution upon Death. The HRC or the EBC, as the case may be, shall pay the Fair Market Value of the Phantom Units of a deceased Participant to the estate of the Participant, as soon as practicable following the death of the Participant. The value of the Phantom Units for the purpose of such distribution shall be based upon the Fair Market Value of shares of Common Stock underlying the Phantom Units on the date of the Participant's death.


                    XIV. Stock Awards to Outside Directors.

         Each Outside Director shall be granted a Stock Award on his or her Initial Grant Date consisting of 3,000 shares of Restricted Stock, which shall vest in 20% increments, with the first 600 shares vesting six months after the Initial Grant Date, the next 600 shares vesting one year after the Initial Grant Date, and the remaining shares vesting at a rate of 600 shares per year thereafter for the next three years.


                    XV. Compensation for Outside Directors.

         A. Payment in Common Stock. In lieu of cash, each Outside Director may elect to receive payment of all or any portion of Director Compensation comprised of retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof in Common Stock. The amount of Common Stock then issuable shall be based on the Fair Market Value of the Common Stock on the dates such retainer fees are otherwise due and payable to the Outside Director. When any fees are paid in Common Stock under this Section XV.A, any fractional shares of Common Stock shall be paid in cash. Certificates evidencing such Common Stock shall be delivered promptly following such date. If an Outside Director elects to receive payment of Director Compensation in Common Stock as described in this Section XV.A, the election shall be (i) in writing, (ii) delivered to the Secretary of the Company at least six months in advance of the payment date, and (iii) irrevocable.

         B. Deferral of Payment. Each Outside Director may elect to defer the receipt of vested shares of Restricted Stock granted pursuant to Section XIV and/or the Common Stock payable pursuant to Section XV.A, in which event such Outside Director shall receive an equivalent number of Phantom Units with Dividend Equivalent Rights. Any such Phantom Units shall become Vested Awards at such time as the Outside Director no longer serves as a member of the Board. If an Outside Director elects to defer receipt of vested shares of Restricted Stock and/or Common Stock and receive Phantom Units pursuant to this Section XV.B, the election shall be made in accordance with the deferral election procedures specified in the U S WEST, Inc. Deferred Compensation Plan for Nonemployee Directors. Outside Directors who elect to defer the receipt of Director Compensation (excluding the Stock Awards granted pursuant to Sections XIV and XV.D) shall receive additional Phantom Units equal to 5% of the portion of Director Compensation deferred pursuant to this Section.

         C. Director Stock Options. On his or her Initial Grant Date, each Outside Director shall be granted an Option to purchase thirty thousand (30,000) shares Common Stock, such Options to become Vested Options in 1/3 increments over three years, beginning one year after the Initial Grant Date. On the third anniversary of the Initial Grant Date, and each year thereafter, Outside Directors shall receive an annual grant of an Option to purchase ten thousand (10,000) shares of Common Stock, which Options shall become Vested Options one year after the date of each respective grant. Upon retirement of an Outside Director from the Board, all unvested Options shall become immediately vested and shall remain exercisable notwithstanding the retirement of the Director from the Board, until the expiration date of the Option, which shall occur ten years from the date of grant.

         D. Pension Replacement. After the Effective Date, no new pension benefits will be granted to Outside Directors; however, the Company will grandfather vested pension benefits accrued by Directors as of the Effective Date relating to service on the Board of U S WEST, Inc. prior to the Separation. In lieu thereof, Outside Directors shall receive a Stock Award consisting of the number of shares of Restricted Stock determined by dividing (a) the dollar amount equal to ten (10) times the amount of the annual retainer paid to Board members, by (b) the closing price on recipient's Initial Grant Date for Common Stock listed on the New York Stock Exchange as reported in the Wall Street Journal, which Stock Award shall be subject to the following vesting schedule:
(i) 50% of the Stock Award shall vest five years after the recipient's Initial Grant Date, and (ii) the remainder shall vest at a rate of 10% per year thereafter for the next five years.


                          XVI. Federal Securities Law.

         With respect to grants of Awards to Directors and Executive Officers, the Company intends that the provisions of this Plan and all transactions effected in accordance with Plan shall comply with Rule 16b-3 under the Exchange

Act. Accordingly, the HRC shall administer and interpret the Plan with respect to Directors and Executive Officers to the extent practicable, to maintain compliance with such rule.


                     XVII. Change of Control; Acceleration.

         Upon the occurrence of a Change of Control or, within one year after the closing of the Qwest Merger, involuntary termination of a Participant, other than a termination "for cause" as defined in Paragraph IX.H.(v), , then:

         A. in the case of all outstanding Options and SARs, each such Option and SAR shall automatically become immediately fully exercisable by the Participant;

         B. restrictions applicable to Restricted Stock shall automatically be deemed lapsed and conditions applicable to Phantom Units shall automatically be deemed waived, and the Participants who receive such grants shall become immediately entitled to receipt of the Common Stock subject to such grants; and

         C. the HRC shall have the right to accelerate payment of any deferrals of Vested Phantom Units.


                          XVIII. Adjustment of Shares.

         A. In the event there is any change in the Common Stock by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the number or kind of shares or interests subject to an Award and the per share price or value thereof shall be appropriately adjusted by the HRC or the EBC, as the case may be, at the time of such event, provided that each Participant's economic position with respect to the Award shall not, as a result of such adjustment, be worse than it had been immediately prior to such event. Any fractional shares or interests resulting from such adjustment shall be rounded up to the next whole share of Common Stock. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code.

         B. In the event of an acquisition by the Company of another corporation where the Company assumes outstanding stock options or similar obligations of such corporation, the number of Awards available under the Plan shall be appropriately increased to reflect the number of such options or other obligations assumed.

                            XIX. Substitute Options.

         Options, shares of Restricted Stock and Phantom Units issued in substitution of outstanding options for U S WEST Communications Group Stock, restricted shares of U S WEST Communications Group Stock and phantom units with respect to U S WEST Communications Group Stock pursuant to the terms of the Employee Matters Agreement entered into by the Company and MediaOne Group, Inc. (previously known as "U S WEST, Inc.") shall be administered pursuant to the provisions of the Plan to the extent not inconsistent with the terms of the grant of such options, restricted stock and phantom units and such Employee Matters Agreement.


                         XX. Miscellaneous Provisions.

         A. Assignment or Transfer. Except as otherwise permitted by this Section, no grant of any "derivative security" (as defined in the rules issued under Section 16 of the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable except by last will and testament or the laws of descent and distribution. No grant of any such derivative security shall be assignable or transferable pursuant to a domestic relations order. An Optionee who is an Officer or an Outside Director may assign or transfer an Option (other than an Incentive Option) as a gift to one or more members of his or her immediate family or to trusts maintained for the benefit of such immediate family members if such assignment or transfer is not pursuant to a domestic relations order and (i) such assignment or transfer is expressly approved in advance by the HRC or its delegate(s) or (ii) such Option was granted to the Optionee on or after August 15, 1996, and the Agreement pertaining to such Option expressly permits the assignment or transfer of the Option.

         B. Investment Representation; Legends. The HRC may require each Participant acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such Participant is acquiring the shares without a view to distribution thereof. No shares of Common Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The HRC may require the placing of stop-orders and restrictive legends on certificates for Common Stock as it deems appropriate.

         C. Withholding Taxes. In the case of distributions of Common Stock or other securities hereunder, the Company, as a condition of such distribution, may require the payment (through withholding from the Participant's salary, payment of cash by the Participant, reduction of the number of shares of Common Stock or other securities to be issued (except in the case of an Incentive Option), or otherwise) of any federal, state, local or foreign taxes required by law to be withheld with respect to such distribution.

         D. Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Award nor to any Participant receiving an Award.

         E. Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

         F. Effect on Employment. Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Participant except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on (i) the Company or any Related Entity to continue the employment of any Participant and (ii) any Participant to remain in the employ of the Company or any Related Entity.

         G. Noncompetition. Any Agreement may contain, among other things, provisions prohibiting Participants from competing with the Company or any Related Entity in a form or forms acceptable to the HRC or the EBC, as the case may be.

         H. Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Colorado.


                     XXI. Amendment or Termination of Plan.

         The Board shall have the right to amend, modify, suspend or terminate the Plan at any time, provided that, with respect to Incentive Options, no amendment shall be made that (i) decreases the minimum Option Price in the case of any Incentive Option, or (ii) modifies the provisions of the Plan with respect to Incentive Options, unless such amendment is made by or with the approval of the stockholders or unless the Board receives an opinion of counsel to the Company that stockholder approval is not necessary with respect to any modifications relating to Incentive Options; and provided further that no amendment shall be made that (i) increases the number of shares of Common Stock that may be issued under the Plan, (ii) permits the Option Price for any Option to be less than Fair Market Value on the date such Option is granted, or (iii) extends the period during which awards may be granted under the Plan beyond five
(5) years from the Effective Date, unless such amendment is made by or with the approval of stockholders. No amendment, modification, suspension or termination of the Plan shall reduce the economic value of, alter or impair any Awards previously granted under the Plan, without the consent of the holder thereof.

                            DESCRIPTION OF SEPARATION

         This Plan became effective upon consummation of the separation of old U S WEST, Inc. ("Old U S WEST") into two, independent, publicly traded companies (the "Separation"). Prior to the Separation, Old U S WEST conducted its business through two groups, the U S WEST Communications Group and the U S WEST Media Group. Upon consummation of the Separation, USW-C, Inc. (which was renamed "U S WEST, Inc." at Separation and referred to in this Prospectus as "U S WEST" or the "Company") became a separately-traded company which engages in the business formerly conducted by the U S WEST Communications Group and the domestic directories business of the U S WEST Media Group. The Separation occurred in June of 1998.


                             ADDITIONAL INFORMATION

         U S WEST is subject to certain informational requirements under the Exchange Act and has incorporated herein by reference the following documents filed by U S WEST into this Prospectus: (i) U S WEST's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Form 10-K/A filed March 24, 1999; (ii) U S WEST's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; (iii) U S WEST's Current Reports on Form 8-K filed January 13, 1999, January 15, 1999, January 22, 1999, February 23, 1999, February 25, 1999, February 26, 1999, April 7, 1999, April 22, 1999, May 12,
1999, May 18, 1999, May 21, 1999, May 26, 1999, June 18, 1999, June 22, 1999,
July 7, 1999, July 21, 1999 and July 26, 1999, as amended by Form 8-K/A filed July 27, 1999; (iv) U S WEST's Proxy Statement on Schedule 14A filed March 24, 1999; and (v) the description of Common Stock and preferred stock purchase rights of U S WEST contained in U S WEST's Registration Statement on Form 8-A filed on May 1, 1998 (as amended by Form 8-A/A filed May 12, 1998).

         All documents filed by U S WEST pursuant to Section 13(a), 13(c), 14 or 15(d) of the Act after the date of this Prospectus shall be deemed to be incorporated in this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed documents which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         U S WEST shall provide, without charge, to any Participant to whom a Prospectus is delivered, upon written or oral request, a copy of the Annual Report on Form 10-K for its latest fiscal year (or for fiscal year ended December 31, 1998), an updated version of this prospectus and any or all of the documents that are incorporated by reference herein. Requests should be directed to the Corporate Secretary, U S WEST, 1801 California Street, Denver, Colorado 80202, Telephone (303) 672-2700.

                       CERTAIN FEDERAL INCOME TAX EFFECTS

         It is the opinion of the Company that the following are certain income tax consequences of participation in the Plan. This section is only a summary, does not purport to be complete and, among other things, does not cover state and local tax treatment. Furthermore, differences in financial situation may cause Federal, state and local tax consequences to vary. Therefore, consultation with an accountant, legal counsel or other financial advisor regarding tax consequences is urged.

         1. Incentive Options. An employee who receives an Incentive Option pursuant to the Plan does not recognize any taxable income upon the grant of such option. Similarly, the exercise of an Incentive Option generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by U S WEST from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an Incentive Option after these requisite periods, the Incentive Option will be treated as a Nonqualified Option and will be subject to the rules described below under "Non-Qualified Options, Stock Appreciation Rights and Phantom Units."

         If, after exercising an Incentive Option, an employee disposes of the shares so acquired more than two years from the date of grant and more than one year from the date of transfer of the shares pursuant to the exercise of such Incentive Option (the "applicable holding period"), the employee generally will recognize a capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period, thereby making a "disqualifying disposition," the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the Incentive Option was exercised over the exercise price; the balance of any income received at the time of such disqualifying disposition would be capital gain (provided the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

         An employee who exercises an Incentive Option by delivering shares previously acquired pursuant to the exercise of another Incentive Option before the expiration of their applicable holding period is treated as making a

"disqualifying disposition" of such shares. Upon the exercise of an Incentive Option with previously acquired shares after the applicable holding period, it appears, despite some uncertainty, that the employee would not recognize gain or loss with respect to such previously acquired shares.

         2. Nonqualified Options, Stock Appreciation Rights and Phantom Units. An individual who receives a grant of a Nonqualified Option, a SAR, or a phantom unit will not recognize any taxable income upon such grant. However, the individual generally will recognize ordinary income upon exercise of a Nonqualified Option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of a SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received; likewise, upon the vesting of a phantom unit, the individual generally will recognize ordinary income in an amount equal to the fair market value of the shares, plus cash, if any, received.

         As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (i.e., the "Deferral Period") for any individual who is an officer or director of U S WEST or a beneficial owner of more than ten percent (10%) of any class of equity securities of U S WEST. Absent a Section 83(b) election (as described below), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.

         An individual who exercises a Nonqualified Option by delivering U S WEST Common Stock to U S WEST, other than U S WEST Common Stock previously acquired pursuant to the exercise of an Incentive Option which is treated as a "disqualifying disposition" as described above, will not recognize gain or loss with respect to the exchange of such U S WEST Common Stock, even if the fair market value of the shares so delivered is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the Nonqualified Option as if he or she had paid the exercise price in cash.

         3. Restricted Stock. Absent a written election pursuant to Section 83(b) of the Code filed with the IRS within 30 days after the date of transfer of such shares (a "Section 83(b) election"), an individual who receives restricted stock under the Plan generally will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the consideration paid for such restricted stock, if any. If a
Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the shares as of that date over the price paid for such award, if any.

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         4.    Consequences to Company. U S WEST will not be allowed a federal income tax deduction upon the grant or exercise of an Incentive Option or the disposition, after the applicable holding period, of the shares acquired upon exercise of an Incentive Option. In the event of a disqualifying disposition of shares acquired upon exercise of an Incentive Option, U S WEST generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to U S WEST and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

         A federal income tax deduction generally will be allowed to U S WEST in an amount equal to the ordinary income included by the employee with respect to his or her Nonqualified Option, SAR, phantom unit, or restricted stock, provided that such amount constitutes an ordinary and necessary business expense to U S WEST and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

         5. Change of Control. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of U S WEST (as defined in Section 280G of the Code), including payments under the Plan that vest upon a "change of control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change of control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to U S WEST and the individual would be subject to a 20% excise tax on such portion of the payments.

         6. Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year. One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. U S WEST believes that certain awards granted under the Plan should qualify for the performance-based compensation exception to
Section 162(m).


                               RESALE RESTRICTIONS

         Resale restrictions imposed by federal and/or state securities laws may restrict certain Participants from transferring securities received under the Plan. For example, Participants who hold "restricted securities" or are deemed "affiliates," as those terms are defined in Rule 144 under the Securities Act, may not sell securities issued by U S WEST to the public except pursuant to (a)

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an effective resistration statement filed by U S WEST with the SEC under the
Securities Act; or (b) an exemption from the registration requirements of the Securities Act. Rule 144 provides an exemption for resale, subject to certain conditions, such as a holding period, availability of public information, limitation on amount of securities sold, manner of sale, and notice of sale. This prospectus is not available for any resale.


                 EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

         The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is administered by the HRC with respect to Officers, Executive Officers and Outside Directors and by the EBC with respect to all other Eligible Employees an Eligible Non-Employees. The HRC consists of non-employee Board members appointed by the Board. The EBC consists of the Vice President-Law and Corporate Human Resources of U S WEST and other officers of U S WEST designated by the Vice President-Law and Corporate Human Resources.


                                     EXPERTS

         The financial statements and schedules incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accounts, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

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